Warner-Lambert Purchases Glaxo Wellcome's Interest in
                  Warner Wellcome OTC Joint Venture

       Joint Venture for Rx to OTC Switch Products Restructured

     Morris Plains, N.J., July 1, 1996 -- Warner-Lambert Company announced today that it has purchased Glaxo Wellcome's U.S. and European interest in the Warner Wellcome joint venture. Purchase agreements for Glaxo Wellcome interests in Canada, Mexico, Australia and New Zealand are expected to be signed in the third quarter, 1996. The purchase price for the entire transaction is $1.05 billion. The new name of the expanded Warner-Lambert OTC (over-the-counter) business will be Warner-Lambert Consumer Healthcare.

     This purchase solidifies Warner-Lambert's position as one of the world's largest OTC marketers, bringing a variety of well-known OTC products, such as Sudafed, Actifed, Neosporin, and Nix, directly under the Warner-Lambert name.

     Melvin R. Goodes, chairman and chief executive officer, stated, "This purchase is strategically important for the long-term, worldwide growth of Warner-Lambert's consumer health care business. It represents a giant step on the path to achieving our goal of becoming the leading OTC marketer by the end of the decade."


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        Warner-Lambert Purchases Glaxo Wellcome's Interest in
                  Warner Wellcome OTC Joint Venture

       Joint Venture for Rx to OTC Switch Products Restructured

     Of the 22 consumer product categories in which the Company competes, Warner-Lambert will now directly hold the number one or number two position in 17 of them. The Company will now assume the number one position in the OTC upper respiratory products category in the U.S. and the U.K., in addition to the first aid and lice treatment categories in the U.S. This purchase complements existing market leadership positions in allergy relief, anti-itch products, cough tablets, denture cleanser tablets and mouthwash. Upon completion of the transactions in the Canada and Australia, the Company will also assume the number one position in OTC upper respiratory products category in these countries.

     The Company also announced today the restructuring of the 50/50 joint venture agreement with Glaxo Wellcome to market Glaxo Wellcome's Rx to OTC switch products. The restructuring now includes Wellcome's Rx to OTC switch products. Under the terms of this agreement, Zovirax OTC, which was previously marketed in certain countries under the Warner Wellcome joint venture, will now be marketed under the Rx to OTC switch joint venture. Switch products currently marketed include Zantac 75 (in the U.S. and U.K.) for the treatment of heartburn, acid indigestion and sour stomach; Beconase (in the U.K.) for the treatment of hay fever; and Zovirax (in a number of European markets) for the treatment of cold sores.

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        Warner-Lambert Purchases Glaxo Wellcome's Interest in
                  Warner Wellcome OTC Joint Venture


       Joint Venture for Rx to OTC Switch Products Restructured

     Warner-Lambert is a worldwide company devoted to discovering, developing, manufacturing, and marketing quality consumer health care, pharmaceutical, and confectionery products. It employs approximately 37,000 people.

     NOTE TO EDITORS: Warner-Lambert's news releases are available at no charge through PR Newswire's Company News On-Call fax service. For a menu of Warner-Lambert news releases or to retrieve a specific release, call 800-758-5804, extension 958887 or htt://www.prnewswire.com/cnoc/exec/menu?958887 on the Internet. A free corporate logo to accompany this story is available immediately via Wieck Photo Database to any media with telephoto receiver or electronic darkroom (PC or MacIntosh) capable of accepting overhead transmissions. Call 214-392-0888 to retrieve logo./

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Contact: Stephen J. Mock, 201-540-6696, Jeff Baum,
201-540-2145 or Jennifer Mann, 201-540-4268 (media); and George
Shields, 201-540-6916 or Jack Howarth 201-540-4874 (investors)./

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